Exhibit 99.1

P.A.M. TRANSPORTATION SERVICES, INC.

REPORTS FOURTH QUARTER AND FULL YEAR 2021 OPERATING RESULTS

Fourth Quarter 2021 Highlights

●	Total revenues of $213.9 million, up 49.9% YoY
●	Operating income of $34.7 million, up 112.0% YoY; non-GAAP adjusted operating income of $40.2 million, up 145.6% YoY
●	Operating ratio of 83.8%, an improvement of 470 bps YoY; non-GAAP adjusted operating ratio of 79.3%, an improvement of 830 bps YoY
●	Diluted EPS of $2.48, up 105.0% YoY; non-GAAP adjusted diluted EPS of $2.85, up 135.5% YoY

Tontitown, Arkansas, January 19, 2022...... P.A.M. Transportation Services, Inc. (NASDAQ: PTSI) (“the Company”) today reported net income of $27.9 million, or diluted earnings per share of $2.48 ($2.50 basic), for the quarter ended December 31, 2021, and net income of $76.5 million, or diluted earnings per share of $6.69 ($6.74 basic), for the year ended December 31, 2021. These results compare to net income of $14.0 million, or diluted and basic earnings per share of $1.21, for the quarter ended December 31, 2020, and net income of $17.8 million, or diluted and basic earnings per share of $1.55, for the year ended December 31, 2020. Net income and diluted earnings per share for the fourth quarter and year ended December 31, 2021 include the negative impact of a lawsuit settlement for a loss in excess of insurance policy limits and loss estimates for two claims anticipated to settle in excess of insurance policy limits. Excluding the negative impact of these litigation charges, adjusted (non-GAAP) net income for the quarter ended December 31, 2021 was $32.1 million, or adjusted (non-GAAP) diluted earnings per share of $2.85 ($2.87 basic).

Operating revenues increased 49.9% to $213.9 million for the fourth quarter of 2021 compared to $142.8 million for the fourth quarter of 2020. For the year ended December 31, 2021, operating revenues increased 45.3% to $707.1 million compared to $486.8 million for the year ended December 31, 2020.

Joe Vitiritto, President of the Company, commented, “I am proud of our team and the work that went into producing our 4th quarter and FY 2021 results. We made significant progress in the quarter and in 2021 at PAM with profitable organic growth. The growth has allowed our team to offer creative capacity solutions to our customers in unprecedented times. Our drivers are owed a big thanks for how they navigated the many challenges that 2021 presented them both personally and professionally. We couldn’t be doing what we are here at PAM without their commitment to our company, customers, and our country. As we move into 2022, our team is ready to continue to build off what we learned from and executed in 2021.”

Stock split

During 2021, the Company announced and completed a 2-for-1 forward stock split in the form of a 100% stock dividend which was paid on August 16, 2021, to stockholders of record on July 30, 2021. Immediately following payment of the 100% stock dividend, our outstanding common stock increased from 5,726,243 shares to 11,452,486 shares. Our current per-share results and prior periods per-share results have been adjusted accordingly to reflect the impact of these additional shares.

Share Repurchase Program and Self Tender Offer

During the fourth quarter of 2021, the Company’s Board of Directors reauthorized the Company to repurchase up to 500,000 shares of the Company’s common stock. The Company’s repurchase program has been extended and expanded several times since the original authorization in 2011, and this reauthorization acts as a replenishment of shares under the program. During 2021, the Company announced and completed a modified “Dutch auction” tender offer to purchase up to 200,000 shares of its outstanding common stock. Including allowances for oversubscribed submissions, the Company accepted for purchase a total of 272,405 shares of its common stock, representing approximately 2.4% of the Company’s issued and outstanding stock. The Company has completed eight such self tender offer’s during the past nine years. Including the shares purchased under the self tender, the Company repurchased 285,225 shares of its common stock during 2021.

Liquidity, Capitalization, and Cash Flow

As of December 31, 2021, we had an aggregate of $117.6 million of cash, marketable equity securities, and available liquidity under our line of credit and $216.1 million of stockholders’ equity. Outstanding debt was $223.5 million as of December 31, 2021, which represents a $73.9 million decrease from December 31, 2020, while net debt, defined as debt less cash and marketable equity securities, was $165.6 million as of December 31, 2021, a $103.5 million decrease from December 31, 2020.

During 2021, we generated $101.7 million in operating cash flow and returned $10.8 million to shareholders in the form of share repurchases. Net capital expenditures during 2021 resulted in a cash inflow of $12.5 million due to payments received early in 2021 which were related to December 2020 asset retirements and to 2021 equipment delivery delays.

Equipment

During 2021, we received approximately 60% of our 2021 equipment order and expect the remaining deliveries to occur in early 2022. Due to the relatively new age of our equipment fleet and remaining unexpired warranty coverage for most of our trucks and trailers, we did not incur significant additional maintenance costs related to the delivery delays. The average ages of our truck and trailer fleets were 1.8 years and 5.5 years, respectively, at the end of 2021 as compared to 1.4 years and 4.9 years, respectively, at the end of 2020.

Non-GAAP Financial Measures

In addition to our results under United States generally accepted accounting principles (GAAP), this press release also includes non-GAAP financial measures termed adjusted operating income, adjusted operating ratio, adjusted net income and adjusted diluted earnings per share. The Company defines adjusted operating income, adjusted operating ratio, adjusted net income and adjusted diluted earnings per share as GAAP operating income, GAAP operating ratio, GAAP net income and GAAP diluted earnings per share, respectively, excluding certain significant items, such as certain litigation-related charges, and any tax impact associated with such items. Management believes that reporting adjusted operating income, adjusted operating ratio, adjusted net income and adjusted diluted earnings per share more clearly reflects the Company’s current operating results and provides investors with a better understanding of the Company’s overall financial performance. Management also believes that adjusted operating ratio is more representative of our operations when excluding the volatility of fuel prices, which we cannot control. In addition, the adjusted results, although not a financial measure under GAAP, may facilitate the ability to analyze the Company’s financial results in relation to those of its competitors and to the Company’s prior financial performance by excluding items which otherwise would distort the comparison. However, because not all companies use identical calculations, the Company's presentation of adjusted results may not be comparable to similarly titled measures of other companies. Adjusted operating income, adjusted operating ratio, adjusted net income and adjusted diluted earnings per share are not recognized terms under GAAP, do not purport to be alternatives to, and should be considered in addition to, and not as a substitute for or superior to, operating income, operating ratio, net income and diluted earnings per share, respectively, as defined under GAAP.

Pursuant to the requirements of Regulation G, we have provided a tabular reconciliation of GAAP operating income to adjusted operating income and adjusted operating ratio, GAAP net income to adjusted net income and GAAP diluted earnings per share to adjusted diluted earnings per share in this press release.

About P.A.M. Transportation Services, Inc.

P.A.M. Transportation Services, Inc. is a leading truckload dry van carrier transporting general commodities throughout the continental United States, as well as in the Canadian provinces of Ontario and Quebec. The Company also provides transportation services in Mexico through its gateways in Laredo and El Paso, Texas under agreements with Mexican carriers.

Forward-Looking Statements

Certain information included in this document contains or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to expected future financial and operating results, prospects, plans or events, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, ongoing and potential future economic, business and operational disruptions and uncertainties due to the COVID-19 pandemic or other public health crises; excess capacity in the trucking industry; surplus inventories; recessionary economic cycles and downturns in customers' business cycles; increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, and license and registration fees; the resale value of the Company's used equipment and the price of new equipment; increases in compensation for and difficulty in attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims; unanticipated increases in the number or amount of claims for which the Company is self-insured; inability of the Company to continue to secure acceptable financing arrangements; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors including reductions in rates resulting from competitive bidding; the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; the impact of pending or future litigation; general risks associated with doing business in Mexico, including, without limitation, exchange rate fluctuations, inflation, import duties, tariffs, quotas, political and economic instability and terrorism; the potential impact of new laws, regulations or policy, including, without limitation, tariffs, import/export, trade and immigration regulations or policies; a significant reduction in or termination of the Company's trucking service by a key customer; and other factors, including risk factors, included from time to time in filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise forward-looking statements, whether due to new information, future events or otherwise. Considering these risks and uncertainties, the forward-looking events and circumstances discussed above and in company filings might not transpire.

P.A.M. Transportation Services, Inc. and Subsidiaries Key Financial and Operating Statistics (unaudited)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	(in thousands, except earnings per share)		(in thousands, except earnings per share)

Revenue, before fuel surcharge	$194,606	$131,546	$641,253	$438,987
Fuel surcharge	19,308	11,204	65,867	47,838
Operating Revenue	213,914	142,750	707,120	486,825

Operating expenses and costs:
Salaries, wages and benefits	38,845	33,107	141,019	124,098
Operating supplies and expenses	27,853	21,409	102,228	84,275
Rent and purchased transportation	86,629	51,296	279,016	165,984
Depreciation	13,586	14,232	55,012	56,168
Insurance and claims	8,986	3,165	18,792	8,866
Other	3,789	2,727	12,295	13,138
(Gain) loss on disposition of equipment	(484)	444	(1,447)	373
Total operating expenses and costs	179,204	126,380	606,915	452,902

Operating income	34,710	16,370	100,205	33,923

Non-operating income (expense)	3,486	4,510	10,339	(1,699)
Interest expense	(1,668)	(2,214)	(8,039)	(8,815)

Income before income taxes	36,528	18,666	102,505	23,409
Income tax expense	8,637	4,713	25,989	5,582

Net income	$27,891	$13,953	$76,516	$17,827

Diluted earnings per share	$2.48	$1.21	$6.69	$1.55

Average shares outstanding – Diluted	11,264	11,504	11,432	11,536

P.A.M. Transportation Services, Inc. and Subsidiaries Key Financial and Operating Statistics (unaudited)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Truckload Operations
Total miles (in thousands)	44,467	47,539	182,908	193,481
Operating ratio (1)	79.2%	86.8%	82.3%	92.0%
Empty miles factor	9.79%	8.67%	8.81%	8.83%
Revenue per total mile, before fuel surcharge	$2.94	$1.96	$2.35	$1.75
Total loads	89,935	87,017	357,090	349,803
Revenue per truck per work day	$1,077	$758	$864	$663
Revenue per truck per week	$5,385	$3,788	$4,320	$3,317
Average company-driver trucks	1,545	1,606	1,582	1,567
Average owner operator trucks	381	350	375	429

Logistics Operations
Total revenue (in thousands)	$63,863	$38,234	$211,675	$101,458
Operating ratio	88.2%	89.5%	88.7%	93.3%

P.A.M. Transportation Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (unaudited)

	December 31,	December 31,
	2021	2020
	(in thousands, except share amounts)
ASSETS
Current Assets:
Cash and cash equivalents	$18,509	$337
Trade accounts receivable, net	121,854	77,731
Other receivables	7,092	5,127
Inventories	1,456	1,345
Prepaid expenses and deposits	10,962	10,172
Marketable equity securities	39,424	27,941
Income taxes refundable	277	868
Total current assets	199,574	123,521

Property and equipment	585,303	653,676
Less: accumulated depreciation	201,124	202,851
Total property and equipment, net	384,179	450,825

Other non-current assets	3,628	4,246
Total Assets	$587,381	$578,592

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$43,381	$46,102
Accrued expenses and other liabilities	14,114	26,601
Income taxes payable	4,364	-
Current portion of long-term debt	49,544	57,776
Total current liabilities	111,403	130,479

Long-term debt, net of current portion	172,733	228,330
Deferred income taxes	86,715	68,883
Other long-term liabilities	420	919
Total liabilities	371,271	428,611

STOCKHOLDERS’ EQUITY
Common stock, $.01 par value, 40,000,000 authorized; 23,400,796 and 23,391,438 shares issued; 11,174,011 and 11,455,790 shares outstanding, respectively	234	117
Additional paid-in capital	84,472	84,148
Treasury stock, at cost; 12,226,785 and 11,935,648 shares, respectively	(169,946)	(159,118)
Retained earnings	301,350	224,834
Total stockholders’ equity	216,110	149,981
Total liabilities and stockholders’ equity	$587,381	$578,592

P.A.M. Transportation Services, Inc. and Subsidiaries Reconciliation of GAAP Measures to Non-GAAP Amounts (unaudited) Adjusted Operating Income and Adjusted Operating Ratio (Dollars in thousands)

	Quarter ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

GAAP Presentation
Total operating revenue	$213,914	$142,750	$707,120	$486,825
Total operating expenses	(179,204)	(126,380)	(606,915)	(452,902)
Operating income	$34,710	$16,370	$100,205	$33,923
Operating ratio	83.8%	88.5%	85.8%	93.0%

Non-GAAP Presentation
Total operating revenue	$213,914	$142,750	$707,120	$486,825
Fuel surcharge	(19,308)	(11,204)	(65,867)	(47,838)
Revenue, excluding fuel surcharge	194,606	131,546	641,253	438,987

Total operating expenses	179,204	126,380	606,915	452,902
Less: fuel surcharge	(19,308)	(11,204)	(65,867)	(47,838)
Less: lawsuit settlement and reserve	(5,500)	-	(5,500)	-
Adjusted operating expenses	154,396	115,176	535,548	405,064
Adjusted Operating income	$40,210	$16,370	$105,705	$33,923
Adjusted Operating ratio	79.3%	87.6%	83.5%	92.3%

P.A.M. Transportation Services, Inc. and Subsidiaries Reconciliation of GAAP Measures to Non-GAAP Amounts (unaudited) Reconciliation of Net Income to Adjusted Net Income (in thousands)

	Quarter ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

Net income (GAAP)	$27,891	$13,953	$76,516	$17,827

Additions:
Lawsuit settlement and reserve	5,500	-	5,500	-

Reductions:
Tax benefit of lawsuit settlement and reserve deduction (2)	1,299	-	1,390	-

Adjusted Net income (non-GAAP)	$32,092	$13,953	$80,626	$17,827

P.A.M. Transportation Services, Inc. and Subsidiaries

Reconciliation of GAAP Measures to Non-GAAP Amounts (unaudited)

Reconciliation of Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share

	Quarter ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

Diluted earnings per share (GAAP)	$2.48	$1.21	$6.69	$1.55

Additions:
Lawsuit settlement and reserve	0.49	-	0.48	-

Reductions:
Tax benefit of lawsuit settlement and reserve deduction (2)	0.12	-	0.12	-

Adjusted Diluted earnings per share (non-GAAP)	$2.85	$1.21	$7.05	$1.55

_______________________________________

1)

The Truckload Operations operating ratio has been calculated based upon total operating expenses, net of fuel surcharge, as a percentage of revenue, before fuel surcharge. We used revenue, before fuel surcharge, and operating expenses, net of fuel surcharge, because we believe that eliminating this sometimes volatile source of revenue affords a more consistent basis for comparing our results of operations from period to period.

2)	The tax benefit is calculated using the effective tax rates for each respective period prior to any adjustments for non-GAAP amounts.

FROM: P.A.M. TRANSPORTATION SERVICES, INC.

P.O. BOX 188

Tontitown, AR 72770

Allen W. West

(479) 361-9111